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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.   20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):   July 31, 1997

                            CRESCENT OPERATING, INC.
             (Exact name of Registrant as specified in its Charter)


      Delaware                   333-25223                 75-2701931
(state of organization)  (Commission File Number) (IRS Employer Identification
                                                            Number)


777 Main Street
Fort Worth, Texas                                            76102
(Address of Principal Executive                            (Zip code)
offices)

                                 (817) 877-0477
              (Registrant's telephone number, including area code)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

THE WOODLANDS CORPORATION

                                   BACKGROUND

    On July 31, 1997, Crescent Operating, Inc. (the "Company"), through its newly-formed subsidiary, WOCOI Investment Company, acquired for approximately $425,000, a 42.5% general partner interest in The Woodlands Operating Company, L.P. ("Woodlands Operating"). The acquisition was part of a larger transaction (the "Transaction"), pursuant to which Crescent Real Estate Equities Company and certain of its subsidiaries, Crescent Real Estate Equities Limited Partnership ("Crescent Operating Partnership," and together with Crescent Real Estate Equities Company and certain of its subsidiaries, "Crescent") and certain Morgan Stanley funds (the "Morgan Stanley Group") acquired The Woodlands Corporation. The purchase price of the Company's interest in Woodlands Operating was determined by mutual agreement of the parties to the Transaction. WOCOI Investment Company will serve as the managing general partner of Woodlands Operating.

    The Woodlands Corporation is the principal owner, developer and operator of The Woodlands, an approximately 27,000 acre master-planned residential and commercial community located approximately 27 miles north of Houston, Texas. The Woodlands includes a shopping mall, retail centers, office buildings, a Conference Center and Country Club and other amenities. The Company obtained the opportunity to purchase its interest in Woodlands Operating from Crescent pursuant to an intercompany agreement (the "Intercompany Agreement") between the Company and Crescent Operating Partnership. The Intercompany Agreement gives the Company the right of first refusal to become a lessee of real property acquired by Crescent Operating Partnership under certain circumstances, and permits Crescent Operating Partnership to offer the Company other investment opportunities, in Crescent Operating Partnership's discretion.

                    WOODLANDS OPERATING AND ITS SUBSIDIARIES

    Woodlands Operating was formed to provide management, advisory, landscaping and maintenance services to entities affiliated with the Company and Crescent as well as to third parties. Pursuant to the terms of five written service agreements, Woodlands Operating will perform general management, landscaping and maintenance, construction, design, sales, promotional and other marketing services for the properties in which Crescent acquired a direct or indirect interest as a result of the Transaction. In addition, Woodlands Operating will monitor certain of the real estate investments of, and provide advice regarding real estate and development issues to, such entities. As compensation for its management and advisory services, Woodlands Operating will be paid a monthly advisory fee in an amount equal to 3% of all costs and expenses incurred by Woodlands Operating in providing such services. As compensation for its landscaping and maintenance services, Woodlands Operating will receive a monthly fee in an amount equal to 5% of the cost per month of performing the required landscaping and maintenance services. Each service agreement provides for an initial term of at least 12 months (subject to earlier termination under certain circumstances) and will be renewed automatically, unless terminated by either party upon giving prior notice as specified in each agreement.
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    The assets of Woodlands Operating consist primarily of the following direct and indirect subsidiaries: (i) MND Hospitality, Inc., a payroll entity the assets of which are solely related to its employee benefit plans; (ii) MND Hospitality Services Corp., a payroll entity used to record the expenses of temporary employees; (iii) BOCH General Partnership, the assets of which include certain equipment, personal property and contract rights; (iv) WECCR General Partnership ("WECCR GP") which leases certain assets described below; and (v) WECCR, Inc., a Texas corporation which owns 1% general partner interests in both BOCH General Partnership and WECCR GP.

    WECCR GP leases the Woodlands Conference Center and Country Club, a 364-room executive conference center with a private golf and tennis club serving approximately 1,600 members and offering 81 holes of golf, and certain related assets (the "Facility") from The Woodlands Commercial Properties Company, L.P. ("Woodlands Commercial"), a partnership the interests of which are owned by Crescent and the Morgan Stanley Group. Pursuant to the lease agreement, Woodlands Commercial has assigned to WECCR GP substantially all of its interest in and to third-party contracts and agreements relating to the operation of the Facility. WECCR GP leases the Facility on a triple net basis and will pay base rent in the amount of $750,000 per month during the eight-year term of the lease. The lease also provides for the payment of percentage rent ranging from 23% to 35% for each calendar year in which gross receipts from the operation of the Facility exceed amounts ranging from $38,000,000 to $54,000,000; provided, however, that in no event will percentage rent payments exceed a ceiling amount to be determined in accordance with a formula based on actual and estimated annual gross receipts. Under the lease, WECCR GP must maintain a net worth of at least $400,000 and is responsible for the payment of maintenance costs.

               FUNDING FOR THE ACQUISITION OF WOODLANDS OPERATING

    Funds used to acquire the Company's general partner interest in Woodlands Operating were obtained through an advance on a $35.9 million term note from Crescent Operating Partnership, pursuant to a term note agreement between the two companies. The term note is a recourse obligation which bears interest at the rate of 12% per annum, compounded annually, and is payable quarterly in an amount equal to the lesser of (i) the net cash flow for the preceding quarter and (ii) the quarterly amount of principal due, together with interest accrued on the loan. Net cash flow will be computed by subtracting the total costs incurred by the Company from its gross receipts. The loan will mature on May 8, 2002.

    The financial statements required to be filed with this Form 8-K, pursuant to Item 7 of Form 8-K will be filed by the Company in a Form 8-K/A within 60 days after the filing of this Form 8-K, in accordance with Item 7(a)(4) and Item 7(b)(2) of Form 8-K.

                               PENDING INVESTMENT

    Crescent has offered the Company the opportunity to acquire, for approximately $1 million, all of the voting stock, representing a 5% equity interest, in The Woodlands Land Company, Inc. ("Landevco"), a newly-formed residential development corporation which is currently wholly owned by Crescent. Landevco holds a 42.5% general partner interest in, and is the managing general partner of, The Woodlands Land Development Company, L.P., which owns, among other assets, certain residential property, a realty office, contract rights relating to the operation of its property and a 50% interest in a title company. The Company has accepted the offer to acquire the interest in Landevco and anticipates it will consummate the acquisition in the near future.
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                                   SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:     August 7, 1997                  CRESCENT OPERATING, INC.

                                           By:     /s/ JEFFREY L. STEVENS
                                                   ----------------------
                                                   Jeffrey L. Stevens
                                                   Treasurer, Chief Financial
                                                   Officer and Secretary